                                                                  Exhibit 10.22


                                LICENSE AGREEMENT
                                     BETWEEN
                                EMORY UNIVERSITY
                                       AND
                          TRIANGLE PHARMACEUTICALS, INC.








* Certain confidential portions of this Exhibit were omitted by means of marking such portions with an asterick (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

                               TABLE OF CONTENTS


ARTICLE 1.  DEFINITIONS....................................................  2
ARTICLE 2.  GRANT OF LICENSE............................................... 11
ARTICLE 3.  ROYALTIES AND OTHER PAYMENTS................................... 15
ARTICLE 4.  REPORTS AND ACCOUNTING......................................... 30
ARTICLE 5.  PAYMENTS....................................................... 33
ARTICLE 6.  DEVELOPMENT AND MARKETING PROGRAM.............................. 34
ARTICLE 7.  PATENT PROSECUTION............................................. 38
ARTICLE 8.  INFRINGEMENT................................................... 41
ARTICLE 9.  WARRANTIES; EXCLUSION OF WARRANTIES;
                             AND INDEMNIFICATION........................... 43
ARTICLE 10.  CONFIDENTIALITY............................................... 47
ARTICLE 11.  TERM AND TERMINATION.......................................... 50
ARTICLE 12.  ASSIGNMENT.................................................... 54
ARTICLE 13.  TRANSFER OF LICENSED TECHNOLOGY............................... 55
ARTICLE 14.  REGISTRATION OF LICENSE....................................... 55
ARTICLE 15.  NOTIFICATION AND AUTHORIZATION UNDER DRUG PRICE
                COMPETITION AND PATENT TERM RESTORATION ACT................ 55
ARTICLE 16.  MISCELLANEOUS................................................. 57
ARTICLE 17.  NOTICES....................................................... 61

      THIS LICENSE AGREEMENT is made and entered into as of this 17th day of April 1996, by and between EMORY UNIVERSITY, a Georgia nonprofit corporation with offices at 1380 South Oxford Road, N.E., Atlanta, Georgia 30322, (hereinafter referred to as "EMORY"), and TRIANGLE PHARMACEUTICALS, INC., a for profit Delaware corporation with principal offices located at 4 University Place, 4611 University Drive, Durham, NC 27707 (hereinafter referred to as "COMPANY").

                                  WITNESSETH

      WHEREAS, EMORY is the assignee of all right, title, and interest in certain inventions developed by employees of EMORY and is responsible for the protection and commercial development of such inventions; and

      WHEREAS, Woo-Baeg Choi, Dennis C. Liotta and Raymond Schinazi, each a current or former employee of EMORY, are named as inventors in the patents and patent applications identified in APPENDIX "A" to this Agreement and are hereafter referred to as the "Inventors"; and

      WHEREAS, COMPANY represents that it has the necessary expertise and will, as appropriate, acquire the resources reasonably necessary to fully develop, obtain approval for, and market therapeutic products based upon the inventions claimed in the above referenced patents and applications; and

      WHEREAS, LICENSOR wants to have such inventions developed, commercialized, and made available for use by the public;

      NOW, THEREFORE, for and in consideration of the mutual covenants and the premises herein contained, the parties, intending to be legally bound, hereby agree as follows.

                         ARTICLE 1.  DEFINITIONS

      The following terms as used herein shall have the following meaning:

      1.1 "Affiliate" shall mean any corporation or non-corporate business entity which controls, is controlled by, or is under common control with a party to this Agreement. A corporation or non-corporate business entity shall be regarded as in control of another corporation if it owns, or directly or indirectly controls, at least [ * ] of the voting stock of the other corporation, or (a) in the absence of the ownership of at least [ * ] of the voting stock of a corporation or (b) in the case of a non-corporate business entity, or non-profit corporation, if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or non-corporate business entity, as applicable.

      1.2 "Agreement" or "License Agreement" shall mean this Agreement, including all EXHIBITS and APPENDICES attached to this Agreement.

      1.3 "BioChem" shall mean BioChem Pharma, Inc., located in Laval, Quebec, Canada and its Affiliates.

      1.4   "Dollars" shall mean United States dollars.

      1.5 "FDA" shall mean the United States Food and Drug Administration or successor entity.

* Confidential Treatment Requested

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      1.6   "Field of Use" shall mean the prevention and treatment of human immunodeficiency virus (HIV) and hepatitis B virus (HBV).

      1.7 "GW shall mean GlaxoWellcome plc and its Affiliates including, but not limited to, all corporate entities acquired, directly or indirectly, by GlaxoWellcome plc and its Affiliates as a result of the acquisition of Wellcome plc and its Affiliates.

      1.8 "GW Know How" shall mean all data, information and know-how, whether patented or not, relating to the development and testing (including clinical studies designed to support promotional efforts) of FTC and the therapeutic use (including both the HIV and HBV indications) of FTC, developed, owned or acquired by GW prior to and during the term of an Agreement between GW and LICENSOR, dated as of February 1, 1992. This includes the data obtained from any and all research and development activities required to evaluate and develop FTC for human use and to prepare all data and documents for Registration of FTC in each country of the Licensed Territory and the right, in countries where applicable, to cross-reference all regulatory filings made by GW to enable clinical testing and to obtain Registration of FTC.

      1.9 "GW Patents" shall mean all patents and patent applications necessary or useful for the manufacture, use, sale, offer for sale or importation of FTC or compounds used in the production thereof, and the therapeutic applications of FTC owned or controlled by GW or under which GW is, or shall become, empowered to grant licenses (which shall include any such patents and patent applications licensed by GW from BioChem), including any and all substitutions, extensions, divisionals, continuations,

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continuations-in-part, renewals, supplementary protection certificates or foreign counterparts of such patent applications and patents which issue thereon, including reexamined and reissued patents.

      1.10 "IND" shall mean an Investigational New Drug application or its domestic or foreign equivalent.

      1.11 "Indemnitees" shall mean (a) in the case of the indemnity set forth in Subsection 9.5(a), the Inventors, LICENSOR, and their trustees, directors, employees and students, and all of their heirs, executors, administrators, successors and legal representatives; (b) in the case of the indemnity set forth in Subsection 9.5(b), COMPANY, its affiliates, sublicensees, their directors, officers, employees and their heirs, successors, executors, administrators and legal representatives; and (c) in the case of the Indemnitees referenced in Subsection 9.7(b), the parties identified in Subsections 1.7(a) and 1.7(b) above.

      1.12 "Licensed Compound" or "FTC" shall mean: (a) the (-) enantiomer with the chemical name (2R-cis)-4-amino-5-fluoro-1-[2-(hydroxymethyl)-1,3-oxathiolan-5-yl]-2(1H)-pyrimidinone; (b) any mixture of the (-) enantiomer described in Subsection 1.12(a) and the (+) enantiomer with the chemical name (2S-cis)-4-amino-5-fluoro-1-[2-(hydroxymethyl)-1,3-oxathiolan-5-yl]
-2(1H)-pyrimidinone, [ * ] or (c) any salts, esters and N alkylated derivatives of any of the foregoing. "Licensed Compounds" shall mean all of the foregoing.

* Confidential Treatment Requested

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      1.13  "Licensed Patents" shall mean (a) the patents and patent applications identified in APPENDIX "A," together with any and all substitutions, extensions, divisionals, continuations, continuations-in-part, renewals, supplementary protection certificates or foreign counterparts of such patent applications and patents which issue thereon, anywhere in the world, including reexamined and reissued patents and (b) all other patents and patent applications in which or to which LICENSOR acquires rights during the term hereof which contain claims covering the manufacture, use or sale of any Licensed Product to the extent that LICENSOR possesses the right to license such patents and patent applications to COMPANY for commercial purposes without incurring financial or other non-contingent, material obligations to any third parties.

      1.14 "Licensed Product(s)" shall mean any Licensed Compound or any pharmaceutical product containing one or more Licensed Compounds as active ingredients, alone or in combination with other active ingredients, the manufacture, use, importation, offer for sale or sale of which is covered by any Valid Claim or which is made using Licensed Technology.

      1.15 "Licensed Technology" shall mean all technical information and data, whether or not patented, known or learned, invented, or developed by the Inventors or any employees of LICENSOR working under the Inventors' direct or indirect supervision, prior to or during the term hereof and while they are under a duty to assign intellectual property rights to the LICENSOR, to the extent that (a) such technical information and data are useful for the manufacture, use, importation, offer for sale or

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sale of any Licensed Product; and (b) LICENSOR possess the right to license the use of such information to COMPANY for commercial purposes without incurring financial or other non-contingent, material obligations to any third parties and without breaching any obligations of confidentiality with such parties.

      1.16  "Licensed Territory" shall mean the world.

      1.17  "LICENSOR" shall mean Emory University.

      1.18 "Major Market Country" shall mean Japan, Germany, France, the United Kingdom or the United States of America.

      1.19 "NDA" shall mean a New Drug Application or its domestic or foreign equivalent.

      1.20 "Net Selling Price" of Licensed Products which contain as their active ingredients only Licensed Compounds shall mean the gross selling price paid by a purchaser of such Licensed Product to COMPANY, an Affiliate or sublicensee of COMPANY, or any other party authorized by COMPANY to sell Licensed Products plus, if applicable, the value of all properties and services received in consideration of a Sale of a Licensed Product, less only (a) discounts, rebates, sales, use, or other similar taxes, transportation and handling charges and allowances; and (b) returns which are accepted by COMPANY from independent customers in accordance with COMPANY's normal practice and for which COMPANY gives credit to such purchasers or retroactive price reductions in lieu of returns, whether during the specific royalty period or not. Where a sale is deemed consummated by a gift, use, or other disposition of Licensed

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Products, for other than a selling price stated in cash, the term "Net Selling
Price" shall mean the average gross selling price billed by COMPANY in consideration of the cash Sales of comparable Licensed Products during the then current royalty period, less only reductions permitted in subsections (a) and
(b) above and such other reductions, if any, as LICENSOR agrees are appropriate, which agreement will not be unreasonably withheld or delayed.

      1.21 "Net Selling Price" of Licensed Products which contain as their active ingredients both Licensed Compounds and compounds other than Licensed Compounds (a "Combination Product") shall be negotiated in good faith by the parties with the intention of agreeing upon a fair and equitable formula; provided, however, that if the parties are unable to agree upon such formula within a reasonable period of time, the Net Selling Price with respect to such Combination Product shall mean the gross sales price of such Combination Product billed to independent customers, less all the allowances, adjustments, reductions, discounts, taxes, duties, rebates or other charges referred to in
Section 1.20 multiplied by a fraction, the numerator of which shall be the average invoice price per gram of Licensed Compound contained in the most comparable stock keeping unit of any product having the Licensed Compound as the sole active ingredient during the applicable royalty period in the applicable country of the Licensed Territory, when such comparable product is sold for the same indication as such Combination Product and the denominator of which shall be the average invoice price per gram of the Licensed Compound sold alone as described immediately above plus the average invoice price(s) per gram of the other active ingredient(s) contained in such Combination Product in such country during the applicable royalty period when such active ingredients are sold alone for the same indication as such Combination Product. If there is no average invoice price per gram in a given country for one or more of the active ingredients comprising a Combination Product, the Net Selling Price with respect to such Combination Product shall be deemed to be the gross sales of such Combination Product billed to independent customers, less all the allowances, adjustments, reductions, discounts, taxes, duties, rebates or other charges referred to in Section 1.20, times a fraction, the numerator of which is the number of Licensed Compounds in such Combination Product and the denominator of which is the number of all active ingredients in such Combination Product.

      1.22 "Phase II Commencement Date" shall mean the date of commencement of the initial well-controlled clinical trial of a Licensed Product for HIV or HBV, as applicable, sponsored by COMPANY, the primary objective of which (as reasonably determined by COMPANY) is to ascertain additional data regarding the safety and tolerance of such Licensed Product and preliminary data regarding such Licensed Product's antiviral effects for the applicable indication, is commenced. For purposes of the preceding sentence, such clinical trial shall be deemed to have commenced when such Licensed Product is first administered to any patient enrolled in such clinical trial. For purposes of this definition, the term "COMPANY" shall include Triangle Pharmaceuticals, Inc., its Affiliates and sublicensees or any party in a co-promotion or

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co-marketing relationship with Triangle Pharmaceuticals, Inc pertaining to such
Licensed Product.

      1.23 "Phase II Completion Date" in respect of HIV shall mean the earlier of (a)[ * ] after completion of the statistical analyses of those Phase II clinical studies which COMPANY considers reasonably necessary for purposes of inclusion in an NDA for the applicable indication; or (b) [ * ] after the last administration of a Licensed Product to all patients enrolled in the last to be completed Phase II clinical study pursuant to the applicable clinical study protocol; or (c) [ * ] days after the first public disclosure of the final results of all Phase II clinical studies intended to be included by COMPANY in the first NDA for the applicable indication intended to be filed by COMPANY in any Major Market Country. "Phase II Completion Date" in respect of HBV means the first to occur of the
periods specified in clauses (a) or (c) above.   Notwithstanding the
foregoing, the filing by COMPANY of an NDA in a Major Market Country for a given indication shall be deemed to constitute the Phase II Completion Date for such indication. For purposes of this definition, the term "COMPANY" shall include Triangle Pharmaceuticals, Inc., its Affiliates and sublicensees or any party in a co-promotion or co-marketing relationship with Triangle Pharmaceuticals, Inc. pertaining to any Licensed Product.

      1.24 "Registration" shall mean, in relation to any Licensed Product, such approvals by the regulatory authorities in a given country (including pricing approvals) as

* Confidential Treatment Requested

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may be legally required before such Licensed Product may be commercialized or
Sold in such country.

      1.25 "Sale" or "Sold" shall mean the sale, transfer, exchange, or other disposition of Licensed Products whether by gift or otherwise, subsequent to Registration in a given country (if such Registration is required) by COMPANY, its Affiliates, sublicensees or any third party authorized by COMPANY to make such sale, transfer, exchange or disposition. Sales of Licensed Products shall be deemed consummated upon the first to occur of: (a) receipt of payment from the purchaser; (b) delivery of Licensed Products to the purchaser or a common carrier; (c) release of Licensed Products from consignment; or (d) if otherwise transferred, exchanged, or disposed of, whether by gift or otherwise, when such transfer, exchange, gift, or other disposition occurs. Notwithstanding the foregoing definition of Sale, to the extent COMPANY distributes any Licensed Product under a Treatment IND or other expanded access program at a sales price which exceeds its fully absorbed cost therefor, such excess shall be deemed to be a Sale for which royalties are payable in accordance with the other terms hereof; provided, however, that such distribution shall not be deemed to be Registration of such Licensed Product.

      1.26 "U.S. Government Licenses" shall mean the non-exclusive licenses to the U.S. Government or agencies thereof pursuant to [ * ], copies of which licenses are attached hereto as APPENDIX "B."

* Confidential Treatment Requested

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      1.27  "Valid Claim" shall mean (a) an issued claim of any unexpired patent included among the Licensed Patents, or (b) a pending claim of any pending patent application included among the Licensed Patents, which has not been held unenforceable, unpatentable or invalid by a decision of a court or governmental body of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, which has not been rendered unenforceable through disclaimer or otherwise or which has not been lost through an interference proceeding.

      1.28 "Yale Agreement" shall mean the License Agreement between LICENSOR and Yale University, dated as of May 26, 1993, a true and correct copy of which has been provided by LICENSOR to COMPANY.

                       ARTICLE 2.  GRANT OF LICENSE

      2.1 LICENSE. LICENSOR hereby grants COMPANY and its Affiliates the exclusive right and license to practice the Licensed Patents and the Licensed Technology to make, have made, use, import, offer for sale and sell Licensed Products within the Field of Use in the Licensed Territory during the term of this Agreement.

      2.2 GOVERNMENT RIGHTS. The license granted in Section 2.1 above is conditional upon and subject to the U.S. Government Licenses and other rights retained by the United States in, and obligations imposed by applicable law with respect to, inventions developed by nonprofit institutions with the support of federal funds. These rights and obligations are set forth in 35 USCA Sections 201 et seq. and 37 CFR 401 et seq., which may be amended from time to time by the Congress of the United States or

                                        11
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through administrative procedures.  All provisions required to be made a part hereof by such statutes and regulations are hereby incorporated herein by reference, to the extent, and only to the extent required by the foregoing, Company agrees that Licensed Products leased or sold in the United States shall be manufactured substantially in the United States.

      2.3 RETAINED LICENSE. The license granted in Section 2.1 above is further conditional upon and subject to a right and license retained by LICENSOR on its behalf and LICENSOR's academic research collaborators to make and use Licensed Products and practice Licensed Technology for research and educational purposes only. LICENSOR shall promptly verify the names of any research collaborators practicing the license retained in this Section 2.3 upon COMPANY's written request.

      2.4 SUBLICENSES. COMPANY may grant sublicenses upon LICENSOR's written approval (which approval shall not be unreasonably withheld or delayed). In the event LICENSOR does not respond to a request for approval to sublicense within fifteen (15) days from receiving a copy of the proposed sublicense agreement from COMPANY, such request shall be deemed to be approved. COMPANY shall provide LICENSOR with complete copies of all sublicense agreements within thirty (30) days of their execution. COMPANY shall remain responsible to LICENSOR for the payment of all fees and royalties due under this Agreement, whether or not such payments are made to COMPANY by its sublicensees. COMPANY shall include in any sublicense granted pursuant to this Agreement a provision requiring the sublicensee to indemnify

                                        12
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LICENSOR and maintain liability insurance coverage to the same extent that
COMPANY is so required pursuant to Article 9 of this Agreement.

      2.5 NO IMPLIED LICENSE. The license and rights granted in this Agreement shall not be construed to confer any rights upon COMPANY by implication, estoppel, or otherwise as to any technology not specifically identified in this Agreement, except as otherwise implied by law to the extent necessary to practice the Licensed Patents or Licensed Technology.

      2.6 THIRD PARTY LICENSES. In the event LICENSOR acquires (a) a license from a third party relating to intellectual property which would be deemed to be Licensed Patents or Licensed Technology but for the inability to sublicense such intellectual property to COMPANY without incurring financial or other non-contingent, material obligations or (b) a license from GW for either the GW Patents or GW Know How, LICENSOR shall give prompt notice and a copy thereof to COMPANY. Such notice shall be accompanied by such data and information in LICENSOR's possession, which LICENSOR is authorized to transfer to COMPANY, or which can be obtained from such third party or GW, as applicable, in order to assist COMPANY in determining whether to sublicense such third party or GW license. COMPANY shall have [ * ] to elect whether to obtain a sublicense under such third party or GW license pursuant to the terms thereof within the Field of Use, but with no additional obligations of any type other than as prescribed therein or, in the case of a GW license, as prescribed in Section 3.3 hereof. If COMPANY fails to notify LICENSOR of its

* Confidential Treatment Requested

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decision regarding the acquisition of such sublicense within such [ * ]
period, this Section 2.6 shall no longer apply to such third party or GW license, as applicable.

      2.7   RIGHT OF FIRST REFUSAL TO [ * ]

            (a)   As used in this Section 2.7, [ * ]shall mean [ * ]

            (b) Except as otherwise set forth in Subsection 2.7(c), prior to entering into any license or assignment agreement with a third party relating to any of LICENSOR's rights in respect of the [ * ], LICENSOR shall notify COMPANY of the terms of such proposed agreement. Such notice shall include a copy of such proposed agreement, together with all data and information in LICENSOR's possession relating to the [ * ] and its use as a therapeutic agent. Such notice shall be deemed an offer to COMPANY to enter into such proposed agreement. Thereafter, COMPANY shall have [ * ] to accept such offer. Upon acceptance of such offer by COMPANY, such proposed agreement shall be binding between COMPANY and LICENSOR. If COMPANY does not accept such offer within such [ * ], LICENSOR shall be entitled, for a period

* Confidential Treatment Requested

                                        14
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of [ * ] after expiration of such [ * ] period, to enter into such proposed agreement on the terms offered to COMPANY. If LICENSOR does not enter into such proposed agreement with such third party on the terms presented to COMPANY within such [ * ], then LICENSOR must again comply with this Subsection 2.7(b) before entering into such agreement. COMPANY agrees to maintain the confidentiality of the terms of such offer in accordance with the provisions of Article 10 hereof.

            (c) LICENSOR may license or assign its rights in respect of [ * ] to any of the Inventors or any corporate entity formed by or on behalf of the Inventors (the foregoing being referred to as "Permitted Transferees") for purposes of clinically developing [ * ]; provided, however, that, as a condition precedent to any such license or assignment, the Permitted Transferees agree to be bound by all the terms of Subsection 2.7(b) to the same extent as LICENSOR pursuant to a written document. Such document shall be delivered to COMPANY on or before such license or assignment to the Permitted Transferees. Any purported license or assignment to such Permitted Transferees without the execution and delivery of such written document, as aforesaid, shall be void. Not more than one license or assignment permitted by this Subsection 2.7(c) may be in effect at any time.

            (d) LICENSOR represents that it has not licensed, assigned or otherwise transferred any of its rights in and to [ * ] on or

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before the date hereof, except for a certain License Agreement between LICENSOR and GW, dated February 1, 1992, which has been terminated.

            (e) In the event COMPANY obtains a license from GW to any intellectual property relating to [ * ], COMPANY shall grant LICENSOR or any Permitted Transferee, as applicable, a sublicense thereunder with the right to sublicense, to the extent sublicensing is permissible and subject to the terms of such GW license. Such sublicense shall apply only to [ * ] and shall terminate in the event COMPANY exercises the right of first refusal set forth in Subsection 2.7(b).

                 ARTICLE 3.  ROYALTIES AND OTHER PAYMENTS

      3.1 LICENSE FEES. As partial consideration for entering into this Agreement, COMPANY agrees to pay, or issue to, LICENSOR the following, unless COMPANY has given LICENSOR notice of termination of this Agreement prior to an applicable due date:

            (a) [ * ], payable within [ * ] days after the date hereof;

            (b) [ * ], payable in [ * ] monthly installments on the first day of each calendar month, commencing on the first day of the [ * ] next succeeding the date hereof;

            (c) [ * ], payable on the earlier of (i) [ * ] after consummation by COMPANY of either the round of private equity financing next succeeding the date hereof or its initial public offering, as applicable, or (ii) [ * ] after the date hereof;

* Confidential Treatment Requested

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            (d)   [ * ], payable on the earlier of (i) [ * ] after
consummation by COMPANY of either the round of private equity financing next succeeding the round of private equity financing referred to in Subsection 3.1(c) above or its initial public offering, as applicable, or (ii) [ * ]
[ * ] after the date hereof; and

            (e) 500,000 shares of COMPANY common stock upon execution of this Agreement. Such shares shall be issued directly to LICENSOR or to certain Inventors as directed by LICENSOR. Each recipient of any shares shall sign the Restricted Stock Purchase Agreement and an Amended and Restated Investors' Rights Agreement, each dated as of even date herewith.

      3.2   MILESTONE PAYMENTS.



            (a) COMPANY shall pay LICENSOR a milestone payment ("Milestone Payments") in the amount specified below no later than [ * ] after the occurrence of the corresponding event designated below (except as specified in Subsection 3.2(b)) unless COMPANY has given LICENSOR notice of termination prior to such due date:

            EVENT                                              MILESTONE PAYMENT
            -----                                              -----------------

            [ * ]                                                      [ * ]


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(vi)         [ * ]                                                       [ * ]



                          TOTAL MILESTONE PAYMENTS

            (b) Except as otherwise provided in this Subsection 3.2(b), only [ * ] of each Milestone Payment described in clauses (ii), (iii), (v) and (vi) of Subsection 3.2(a) shall be payable on the applicable due date as specified therein. The remaining [ * ] of the Milestone Payments set forth in such clauses for a given indication shall be payable upon the earlier of
(i) [ * ] after commercial introduction by COMPANY of the first Licensed Product in [ * ]. (if such indication is [ * ]or in any [ * ] (if such indication is [ * ]) (ii) upon LICENSOR's grant of a sublicense to COMPANY in respect of the GW Patents pursuant to Section 2.6 hereof or (iii) upon GW's grant of a license to COMPANY in respect of the GW Patent Rights. In the event the sublicense referred to in clause (ii) or the license referred to in clause (iii) of this Subsection 3.2(b) above is granted prior to the achievement of a milestone to which this Subsection 3.2(b) applies, [ * ] of the applicable Milestone Payment shall be payable in accordance with Subsection 3.2(a). Notwithstanding the foregoing, at such time as COMPANY
(x) obtains [ * ] for a Licensed Product for [ * ][ * ] (the "First Indication"), (y) files an NDA for Registration in [ * ] of a [ * ] (the "Second Indication") and (z) publishes Phase II/III results of clinical studies for the Second Indication in a recognized scientific

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journal, [ * ] of the Milestone Payment payable upon NDA Filing for a
Licensed Product for the Second Indication, as set forth in Subsection 3.2(a), shall be payable in accordance with the provisions thereof.

      3.3 ADDITIONAL MILESTONES. In the event LICENSOR and COMPANY execute a sublicense agreement in respect of either [ * ]pursuant to Section 2.6, COMPANY shall pay LICENSOR the applicable Milestone Payment set forth below, unless COMPANY has given LICENSOR notice of termination prior to the applicable due date specified below:

            (a) [ * ], payable within [ * ] after the grant of a sublicense by LICENSOR to COMPANY in respect of the [ * ]; and

            (b) [ * ], payable within [ * ] after the grant of a sublicense by LICENSOR to COMPANY in respect of the [ * ].

      3.4 RUNNING ROYALTIES. COMPANY shall pay LICENSOR a royalty equal to the following percentages of the Net Selling Price of Licensed Products Sold in the Licensed Territory by COMPANY and its Affiliates and sublicensees for [ * ]:

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(a)  PERCENTAGE OF NET SELLING PRICE  ANNUAL NET SELLING PRICE OF LICENSED
PRODUCTS FOR [ * ]

           [ * ]                             [ * ]


(b) PERCENTAGE OF NET SELLING PRICE ANNUAL NET SELLING PRICE OF LICENSED PRODUCTS FOR [ * ]

           [ * ]                             [ * ]


By way of example only, if during a given calendar year, the Net Selling Price of all Licensed Products for [ * ] were [ * ], the royalties payable by COMPANY pursuant to Subsection 3.4(a) would be equal to [ * ] or [ * ]

(c) DURATION; REDUCTION. Royalties (at the rates set forth in Subsections 3.4(a) and (b), subject to reduction or modification only as prescribed herein) shall be paid in respect of a given Licensed Product for a period of [ * ] after commercial introduction of such Licensed Product in a given country. Thereafter, royalties shall be paid only so long as the manufacture, use, offer for sale, sale or importation of such Licensed Product in such country would, in the absence of a license, infringe a Valid Claim of an issued and unexpired patent within the Licensed Patents. If, during such [ * ] period, a third party or third parties commence selling a therapeutic product in a country in which there are no Valid Claims or are Valid Claims only of the type

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described in Section 1.27(b) and (i) such product contains any Licensed
Compound ("unlicensed unit sales") and (ii) such unlicensed unit sales for any royalty period amount to [ * ] or more of the COMPANY's unit sales of such Licensed Product in such country in such royalty period, determined in accordance with Subsection 3.4(d) below, then COMPANY's royalty obligation in such country with respect to such Licensed Product shall be suspended commencing with the royalty period next succeeding the royalty period in which such [ * ] threshold was initially exceeded and shall resume with the royalty period next succeeding the first royalty period in which such [ * ] threshold is no longer exceeded. COMPANY's royalty obligations with respect to such Licensed Product shall resume in such country if and when such Valid Claim per Subsection 1.27(b) becomes a Valid Claim per Subsection 1.27(a).

(d) UNIT SALES. For purposes of this Section 3.4, (i) "unlicensed unit sales" and "COMPANY unit sales" shall be deemed to mean the grams of Licensed Compound in third party product (irrespective of dosage form) or the Licensed Product (irrespective of dosage form), respectively, as reflected on the label of each such unit; and (ii) unlicensed unit sales shall be determined by the sales reports of IMS America Ltd. of Plymouth Meeting, Pennsylvania ("IMS") or any successor to IMS or any other independent marketing auditing firm selected by COMPANY or its sublicensees and reasonably acceptable to LICENSOR. If COMPANY is entitled to a royalty suspension based on unlicensed unit sales pursuant to Subsection 3.4(c) for any royalty period, it or its

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sublicensees shall submit the sales report of IMS or such other independent firm, as applicable, for the relevant royalty period to LICENSOR, together with COMPANY's or its sublicensees' sales report for the relevant royalty period. Such sales reports for each royalty period in which COMPANY is entitled to such royalty suspension shall be submitted with the royalty report for such royalty period submitted pursuant to Section 4.1.

      3.5   ANNUAL MINIMUM ROYALTIES.

            (a) Subject to Subsection 3.5 (c), in the event that COMPANY's total annual royalty payment to LICENSOR pursuant to Subsection 3.4(a) above during the [ * ] calendar year following the year during which the first FDA Registration is granted for a Licensed Product covered by Subsection 3.4(a) above and each calendar year thereafter for so long as there exist Valid Claims in the U.S. is less than the annual minimum royalty set forth opposite such year below (the "Annual Minimum"), COMPANY shall make a payment to LICENSOR together with the report for the fourth quarter of such year required in Section 4.1 of this Agreement equal to the difference between such Annual Minimum and the total royalties paid to LICENSOR for the preceding year pursuant to Subsection 3.4(a) above:

              CALENDAR YEAR       ANNUAL MINIMUM
              -------------       --------------

                    [ * ]               [ * ]


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            [ * ]                               [ * ]


            (b) Subject to Subsection 3.5 (c), in the event that COMPANY's total annual royalty payment to LICENSOR pursuant to Subsection 3.4(b) above during the [ * ] calendar year following the year during which the first Registration in a Major Market Country is granted for a Licensed Product covered by Subsection 3.4(b) above and each calendar year thereafter for so long as there exist Valid Claims in the U.S. is less than the annual minimum royalty set forth opposite such year below (the "Annual Minimum"), COMPANY shall make a payment to LICENSOR together with the report for the fourth quarter of such year required in Section 4.1 of this Agreement equal to the difference between such Annual Minimum and the total royalties paid to LICENSOR for the preceding year pursuant to Subsection 3.4(b) above:

              CALENDAR YEAR       ANNUAL MINIMUM
              -------------       --------------

                [ * ]                    [ * ]






            (c) If during a given year, the sum of royalty payments paid hereunder for all Licensed Products described in Subsections 3.4(a) and 3.4(b) of this Agreement exceeds the sum of the applicable Annual Minimums which are required to be paid for

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such year pursuant to Subsections 3.5(a) and 3.5(b), COMPANY shall be deemed to have satisfied the requirements of each of Subsections 3.5(a) and 3.5(b) for such year. For any year in which no Valid Claims exist in the United States for the entire year or this Agreement is not in effect for the entire year, the Annual Minimum shall be prorated accordingly.

            (d) Commencing upon FDA Registration for a Licensed Product and ending upon expiration of the [ * ] calendar year following the year in which such FDA Registration is granted, COMPANY may credit solely against running royalties (paid pursuant to Section 3.4), all reasonable costs incurred by COMPANY after the date hereof (including any reimbursements to LICENSOR pursuant to Section 7.1 for INTER PARTES Patent Prosecution Activities, as defined therein) in connection with any litigation, interference, opposition or other action pertaining to the validity, enforceability, allowability or subsistence of the Licensed Patents or whether COMPANY's practice of the Licensed Patents infringes a third party patent. Until the end of such [ * ] calendar year, the amount of such credits shall not exceed in any year [ * ] of the royalty payments due hereunder in such year. Commencing upon the [ * ]
 calendar year following the year in which such FDA Registration is granted, such credits shall not exceed in any year [ * ] of the Annual Minimum payments due in such year. Such costs shall not be credited against any other payments due to LICENSOR under this Agreement.

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      3.6   REIMBURSEMENTS.  COMPANY shall reimburse LICENSOR, within [ * ]
after submission to COMPANY of invoices and reasonable substantiation thereof, for expenses incurred by LICENSOR in preparing and reviewing this Agreement, not to exceed [ * ].

      3.7 ADDITIONAL PAYMENTS IN RESPECT OF SUBLICENSE AND OTHER AGREEMENTS. In the event COMPANY grants sublicenses, sales or other rights with respect to the Licensed Products pursuant to which COMPANY receives remuneration other than royalties, then COMPANY shall pay to LICENSOR a percentage (the "Applicable Percentage") as set forth below of all payments that COMPANY receives from such sublicensees or other parties, including, without limitation, (a) [ * ]; (b) [ * ]; (c) [ * ]; (d) [ * ]; and (e) [ * ]
 .  As used in this Section 3.7, the term "[ * ]" means [ * ] and all other
[ * ] to COMPANY in connection with a [ * ]; "[ * ]" means payments to COMPANY equal to [ * ], where "A" is the [ * ] of COMPANY [ * ] purchased by the [ * ], "B" is the [ * ] by the [ * ], and "C" is the [ * ] of the equity which, for purposes hereof, shall be equal to [ * ] of the per share price obtained by the COMPANY in its most recent round of preferred equity financing, unless COMPANY's Board of Directors has established a new per share price in good faith, in which case,


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such Board determined price shall apply; provided, however, that in the event such shares or other units of equity are publicly traded on a recognized securities market, the publicly traded price shall apply; "[ * ]" means [ * ] to COMPANY upon the fulfillment by COMPANY or the [ * ] of [ * ] or [ * ] in excess of those set forth in Section 3.2; "[ * ]" means [ * ] (such as [ * ]) made by [ * ] to COMPANY to preserve, or to avoid a forfeiture of rights under, the [ * ] in excess of those set forth in Section 3.5; and "[ * ]" means the amount by which actual payments made by a [ * ] to COMPANY for Licensed Products or components of Licensed Products exceeds COMPANY's standard costs for manufacture and shipment of such products plus [ * ] of such costs, "standard costs" being determined in accordance with Generally Accepted Accounting Principles. LICENSOR acknowledges that it shall not be entitled to share in any payment made by a [ * ] regardless of how such payment is denominated, that represents reimbursement or advance payment of costs incurred by COMPANY for research, development or other purposes (as agreed by LICENSOR and COMPANY) in COMPANY's pursuit of regulatory or marketing approval for any Licensed Product. With respect to a [ * ] or [ * ] concluded prior to Registration in [ * ] of the first Licensed Product, the Applicable Percentage shall be [ * ]. With respect to a sublicense or other contractual arrangement concluded after Registration in [ * ] of

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the first Licensed Product, the Applicable Percentage shall be [ * ].  With respect to any sublicensing or other transaction to which this Section 3.7 applies but which relates to products or compounds in addition to Licensed Products and for which an allocation would be necessary, the parties shall meet and attempt to agree on which portion of the total payments received by COMPANY pursuant to such transaction should be subject to this Section 3.7. In the event the parties cannot agree upon such allocation within a reasonable period of time, COMPANY shall select an independent certified public accountant, to which LICENSOR have no reasonable objection, to determine such allocation. Such allocation shall be determined in accordance with generally accepted accounting principles in the United States.

      3.8 ACCRUAL OF ROYALTIES. No royalty shall be payable on a Licensed Product made, sold, or used for tests or development purposes or distributed as samples. No royalties shall be payable on sales among COMPANY, its Affiliates and sublicensees, but royalties shall be payable on subsequent sales by COMPANY, its Affiliates or sublicensees to a third party. No multiple royalty shall be payable because the manufacture, use or sale of a Licensed Product is covered by more than one Valid Claim or at least one Valid Claim and the Licensed Technology.

      3.9   THIRD PARTY ROYALTIES.

            (a) If COMPANY, its Affiliates or sublicensees determine after consultation with LICENSOR, but at COMPANY's discretion, that it or they are required to pay royalties or other fees to any third party (including under any third party

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or GW license to which Section 2.6 applies) because the manufacture, use, offer for sale, importation, or sale of a Licensed Product infringes any patent or other intellectual property rights of such third party in a given country ("Third Party Royalties"), COMPANY, its Affiliates or sublicensees may deduct from running royalties thereafter due to LICENSOR (per Section 3.4 of this Agreement) with respect to the Net Selling Price of such Licensed Product in such country up to [ * ] of the Third Party Royalties. In no event shall the royalties due on such Sales of such Licensed Product in such country on account of any reduction pursuant to this Subsection 3.9(a) be thereby reduced to less than [ * ] on such Sales of such Licensed Product in such country.

            (b) If the sum of the royalties paid hereunder and Third Party Royalties for a given Licensed Product in a given country exceeds, at any time, [ * ] of the Net Selling Price for such Licensed Product, upon COMPANY's request, LICENSOR and COMPANY agree to negotiate in good faith in an effort to agree on a reduction in the royalties payable hereunder to LICENSOR for such Licensed Product in such country. In the event the parties are unable to agree to such reduction after a reasonable period of time, not to exceed [ * ], either party may request that the issue be arbitrated in accordance with Section 16.1 of this Agreement.

      3.10 COMPULSORY LICENSES. Should a compulsory license be granted to any third party in any country of the Licensed Territory to make, have made, use, import, offer for sale or sell Licensed Products, the royalty rate payable thereunder for sales of the

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Licensed Products by COMPANY in such country shall be adjusted to match any lower royalty rate granted to the third party for such country. COMPANY shall provide LICENSOR with prompt written notice of any governmental or judicial procedures initiated in any country to impose a compulsory license.
 COMPANY shall take all reasonable and legal steps as COMPANY deems appropriate which are available to oppose such compulsory license and shall, at LICENSOR's request, cooperate reasonably with LICENSOR in any legal action which LICENSOR may wish to take to oppose such compulsory license, which action shall be at LICENSOR's sole expense and may not be taken by LICENSOR if such action would materially jeopardize the validity of any Licensed Patents in such country.

      3.11 REDUCTION IN ROYALTY DUE TO INVALID CLAIMS. In the event that all applicable claims of all patents or patent applications included within the Licensed Patents under which COMPANY is selling or actively developing a Licensed Product shall be held invalid or not infringed by the Licensed Products COMPANY is selling or actively developing by a court of competent jurisdiction in a given country of the Licensed Territory, whether or not there is a conflicting decision by another court of competent jurisdiction in such country, COMPANY may cease all royalty payments on its, its Affiliates' or its sublicensees' sales of such Licensed Product covered by such claims and, if it does so, shall deposit such royalty payments in an interest-bearing escrow account until such judgment is finally reversed by an unappealed or unappealable decree of a court of competent jurisdiction of higher dignity in such country or is otherwise unappealable or is unappealed within the time allowed therefor; provided, however, that if such judgment is finally reversed by an unappealed or unappealable decree of a court of competent jurisdiction of higher dignity in such country, the former royalty payments shall be resumed and the royalty payments not theretofore made and interest earned thereon shall become due and payable to LICENSOR.

      3.12 MOST FAVORED LICENSEE. Should COMPANY's exclusive license hereunder become nonexclusive in any country of the Licensed Territory due to LICENSOR's exercise of their conversion remedy and should LICENSOR thereafter grant to a third party a license for any Licensed Product in such country containing more favorable terms than those granted to COMPANY, then in such an event, LICENSOR promptly shall notify COMPANY and or its Affiliates or sublicensees, as applicable, and COMPANY and such Affiliates or sublicensees shall have the benefit of such more favorable terms provided they accept any less favorable terms contained in such license.

      3.13  YALE AGREEMENT.


            (a) LICENSOR covenants that, during the term of this Agreement, it will:

                  (i) fulfill all of its obligations under the Yale Agreement, including, but not limited to, any royalty obligations set forth therein;

                  (ii) take no action or omit to take any action which would cause it to be in breach of any provision of the Yale Agreement; and

                  (iii) immediately notify COMPANY in the event LICENSOR receives notice from Yale University that LICENSOR is in default under the Yale Agreement or that Yale University has terminated or intends to terminate the Yale Agreement.

In the event of any default of the type described in clause (iii) above, LICENSOR agrees that if it fails or does not intend to cure such default, COMPANY may, at COMPANY's option, do so and may offset any reasonable expenses COMPANY incurs in curing such default.

            (b) Notwithstanding the provisions of Section 3.9, COMPANY, its affiliates and sublicensees may fully credit any royalties which it or they pay to Yale University against royalties payable hereunder.

                    ARTICLE 4.  REPORTS AND ACCOUNTING

      4.1 ROYALTY REPORTS AND RECORDS. During the term of this Agreement, COMPANY shall furnish, or cause to be furnished to LICENSOR, written reports governing each of COMPANY's, COMPANY's Affiliates' and COMPANY's sublicensees' fiscal quarters showing:

            (a) the gross selling price of all Licensed Products Sold by COMPANY, its Affiliates and sublicensees, in each country of the Licensed Territory during the reporting period, together with the calculations of Net Selling Price in accordance with Sections 1.15 and 1.16; and

            (b) the royalties payable in Dollars, which shall have accrued hereunder in respect to such Sales; and


            (c) the exchange rates used, if any, in determining the amount of Dollars; and

            (d) a summary of all reports provided to COMPANY by COMPANY's sublicensees; and

            (e) the amount of any consideration received by COMPANY from sublicensees, an explanation of the contractual obligation satisfied by such consideration and calculation of any payments due LICENSOR pursuant to
Section 3.7 of this Agreement;

            (f) the occurrence of any event triggering a Milestone Payment obligation in accordance with Section 3.2; and


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



            (g) the basis for any credits taken against Annual Minimum payments in accordance with Subsection 3.5 (d), including documentation of costs incurred by COMPANY in any litigation, infringement, interference, or other action pertaining to the Licensed Patents, and any deductions from running royalty payments taken pursuant to Section 3.9, including documentation of any royalties or other fees paid to third parties.

      Reports shall be made semi-annually until the first Sale of a Licensed Product and quarterly thereafter. Semi-annual reports shall be due within Minimum payments due in such thirty (30) days of the close of every second and Quarterly reports shall be due within sixty (60) days of the close of every COMPANY fiscal quarter. COMPANY shall keep accurate records in sufficient detail to enable royalties and other payments payable hereunder to be determined. COMPANY shall be responsible for all royalties and late payments that are due to LICENSOR that have not been paid by COMPANY's Affiliates and sublicensees. COMPANY's sublicensees shall have, and shall be notified by COMPANY that they have, the option of making any royalty payment directly to LICENSOR.

      4.2 RIGHT TO AUDIT. LICENSOR shall have the right, upon prior notice to COMPANY, not more than once in each COMPANY fiscal year nor more than once in respect of any fiscal year, through an independent certified public accountant selected by LICENSOR and acceptable to COMPANY, which acceptance shall not be unreasonably refused, to have access during normal business hours to those records of COMPANY as may be reasonably necessary to verify the accuracy of the royalty reports required to be furnished by COMPANY pursuant to Section 4.1 of the Agreement. COMPANY shall include in any sublicenses granted pursuant to this Agreement a provision requiring the sublicensee to keep and maintain records of Sales made pursuant to such sublicense and to grant access to such records by LICENSOR's independent certified public accountant. If such independent certified public accountant's report shows any underpayment of royalties by COMPANY its Affiliates or sublicensees, within thirty (30) days after COMPANY's receipt of such report, COMPANY shall remit or shall cause its sublicensees to remit to LICENSOR:

            (a)   the amount of such underpayment; and

            (b) if such underpayment exceeds [ * ] of the total royalties owed for the fiscal year then being reviewed, the reasonably necessary fees and expenses of such independent certified public accountant performing the audit. Otherwise, LICENSOR's accountant's fees and expenses shall be borne by LICENSOR. Any overpayment of royalties shall be fully creditable against future royalties payable in any subsequent royalty periods. Upon the expiration of [ * ] months following the end of any fiscal year, the calculation of royalties payable with respect to such fiscal year shall be binding and conclusive on LICENSOR and COMPANY, unless an audit is initiated before expiration of [ * ].

      4.3 CONFIDENTIALITY OF RECORDS. All information subject to review under this Article 4 shall be confidential. Except where provided by law, LICENSOR and its accountant shall retain all such information in confidence.

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                                        35
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                           ARTICLE 5.  PAYMENTS

      5.1 PAYMENTS AND DUE DATES. Except as otherwise provided herein, royalties and sublicense and other fees payable to LICENSOR as a result of activities occurring during the period covered by each royalty report provided for under Article 4 of this Agreement shall be due and payable on the date such royalty report is due. Payments of royalties in whole or in part may be made in advance of such due date. Any payment in excess of [ * ] shall be made by wire transfer to an account of LICENSOR designated by LICENSOR from time to time; provided, however, that in the event that LICENSOR fails to designate such account, COMPANY or its Affiliates and sublicensees may remit payment to LICENSOR to the address applicable for the receipt of notices hereunder; providing, further, that any notice by LICENSOR of such account or change in such account, shall not be effective until fifteen (15) days after receipt thereof by COMPANY.

      5.2   CURRENCY RESTRICTIONS.  Except as hereinafter provided in this
Section 5.2, all royalties shall be paid in Dollars. If, at any time, legal restrictions prevent the prompt remittance of part of or all royalties with respect to any country in the Licensed Territory where Licensed Products are Sold, COMPANY or its sublicensee shall have the right and option to make such payments by depositing the amount thereof in local currency to LICENSOR's accounts in a bank or depository in such country.

      5.3 INTEREST. Royalties and other payments required to be paid by COMPANY pursuant to this Agreement shall, if overdue, bear interest at the lesser of [ * ]

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[ * ] or a per annum rate of [ * ] until paid.  The payment of such interest shall not foreclose LICENSOR from exercising any other rights it may have because any payment is overdue.

               ARTICLE 6.  DEVELOPMENT AND MARKETING PROGRAM

      6.1 DUE DILIGENCE OBLIGATIONS. COMPANY shall directly, or through or in collaboration with Affiliates and sublicensees, use its best efforts:

            (a) to conduct a research and development program relating to the use of Licensed Products in the Field of Use; and

            (b)   to diligently pursue Registration of the Licensed Products;
and

            (c)   to effectively market the Licensed Products.

      6.2   FULFILLMENT; CONVERSION.

            (a) For purposes of this Agreement, "best efforts" shall mean that COMPANY shall use reasonable efforts including, to the extent appropriate, pursuing sublicenses and corporate alliances consistent with those used by comparable pharmaceutical companies in the United States in research and development projects for therapeutic methods or compositions deemed to have commercial value comparable to the Licensed Products. COMPANY's best efforts obligations set forth in this Article 6 and implied by law shall be deemed to have been fulfilled if COMPANY: (i) causes an IND to be filed in a Major Market Country with respect to a Licensed Product for [ * ] (each referred to as a [ * ]) by the end of

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the [ * ] after the date of this Agreement; and (ii) causes the Phase II
Commencement Date with respect to a first Licensed Product for each [ * ]
[ * ] to occur by the end of the [ * ] after the date of this Agreement; and (iii) files an NDA for a Licensed Product for [ * ] in a Major Market Country by the end of the [ * ] [ * ] after the date of this Agreement; and (iv) diligently pursues such Registrations for [ * ]; and (v) commences marketing at least one Licensed Product within [ * ] following such Registration. COMPANY shall be entitled to obtain a maximum of three consecutive extensions of time for meeting each of its obligations to commence Phase II clinical studies or file an NDA for [ * ] by paying to LICENSOR [ * ] for a first extension of [ * ] duration, [ * ] for a second extension of [ * ] days' duration, and [ * ] for a third extension of [ * ] duration. Payment for any such extension must be received by LICENSOR within [ * ] business days following the expiration of the period during which any diligence obligation was required to be met. COMPANY shall provide reports to LICENSOR every [ * ] days following its NDA filing(s) concerning the status of such filing(s) until final approval thereof. Each such report shall describe the status of the COMPANY's NDA and disclose any request for additional information or data received by COMPANY from the FDA during the reporting period and COMPANY's plans for complying with such

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request.  COMPANY shall immediately notify LICENSOR if COMPANY determines that it is unwilling to comply with any FDA requirement the failure with which to comply would result in the given Licensed Product being unapprovable by the FDA (which notice is hereinafter referred to as a "Failure of Diligence Notice"). Upon receipt of such a Failure of Diligence Notice, COMPANY shall be deemed to have failed to meet its diligence obligations, and LICENSOR may thereafter invoke any remedy provided for in this Article without any further notice to COMPANY.

            (b) In the event COMPANY fails to meet any diligence requirement set forth herein in respect of a Licensed Product for a given [ * ], LICENSOR shall have the option in its sole discretion to (i) terminate the Agreement within the entire Licensed Territory or any portion of the Licensed Territory for such [ * ], (ii) convert the license granted in this Agreement into a non-exclusive license within the entire Licensed Territory or any portion of the Licensed Territory for such Major Indication, or (iii) terminate the Agreement within a portion of the Licensed Territory and convert the license granted in this Agreement into a non-exclusive license within a portion of the Licensed Territory for such [ * ].

            (c) Upon exercise by LICENSOR of any portion of its rights under the preceding Subsection with respect to a given [ * ], COMPANY shall deliver to LICENSOR all data, and shall grant to LICENSOR and its sublicensees a non-exclusive, royalty free license under all intellectual property rights in COMPANY's or COMPANY's sublicensees' control and required for regulatory or commercial reasons in order to market any Licensed Product in the country or countries in which termination has occurred for such [ * ]. COMPANY shall further provide LICENSOR, promptly upon request, copies of any IND, NDA or other documents required for regulatory approvals for Sale in the United States and any foreign countries for such [ * ] and any other data and information otherwise necessary or useful in connection with the development thereof provided that such termination has occurred with respect to such countries. COMPANY shall, further permit LICENSOR and any licensee of LICENSOR to cross-reference such filings for such [ * ] and shall sell LICENSOR or LICENSOR's licensees any Licensed Compounds or intermediates used in the synthesis of such Licensed Compounds (and not being used by COMPANY for the synthesis of other compounds) at COMPANY's cost.

            (d) Prior to exercising any rights under this Section, LICENSOR shall give COMPANY [ * ] notice and shall meet with COMPANY, at COMPANY's request and expense, during such [ * ] period, to discuss any disagreements about whether COMPANY has complied with the requirements of this Section. Upon expiration of such [ * ] period, LICENSOR shall have the right in its sole discretion to proceed with the exercise of all rights and remedies provided for herein unless the applicable diligence obligation is met during such [ * ] period.

      6.3 PROGRESS REPORTS. COMPANY shall, no less frequently than once every [ * ] until a Licensed Product has been Registered, provide LICENSOR with a written report detailing all activities of COMPANY, its Affiliates and sublicensees

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related to developing Licensed Products, except to the extent required to do so more frequently pursuant to Section 6.2.

      6.4 DEVELOPMENT OUTSIDE UNITED STATES. No later than COMPANY's filing of an NDA for a Licensed Product in the United States, COMPANY shall directly, or through or in collaboration with Affiliates and sublicensees, commence its best efforts:

            (a) to obtain Registration for a Licensed Product in such other countries of the Licensed Territory as COMPANY or COMPANY's Affiliates and sublicensees deem appropriate; and

            (b) upon Registration of a Licensed Product in a particular country proceed with due diligence to market such Licensed Product in such country.


                      ARTICLE 7.  PATENT PROSECUTION

      7.1   LICENSED PATENTS ASSIGNED TO LICENSOR.

            (a) LICENSOR shall be primarily responsible for all patent prosecution activities pertaining to Licensed Patents assigned solely to LICENSOR. LICENSOR shall select patent counsel, acceptable to COMPANY, to prosecute, acquire from the relevant patent offices, defend and maintain and handle any litigation, interference, opposition or other action pertaining to the validity, enforceability, allowability or subsistence (all of the foregoing activities being referred to as "Patent Prosecution Activities") of all such Licensed Patents and shall provide COMPANY with copies of all filings and correspondence pertaining to such Patent Prosecution Activities (pre and post the date hereof), in a timely manner, so as to give COMPANY an opportunity to comment thereon. To the extent reasonably possible, LICENSOR shall pursue Patent Prosecution Activities in respect of such Licensed Patents in at least the following countries: [ * ] and [ * ]. LICENSOR shall, upon COMPANY's request, pursue Patent Prosecution Activities of such Licensed Patents in additional countries. If LICENSOR decides to abandon or allow to lapse any patent application or patent within the Licensed Patents or discontinue any other Patent Prosecution Activities in respect thereof in any country of the Licensed Territory, LICENSOR shall inform COMPANY and COMPANY shall be given the opportunity to assume Patent Prosecution Activities in respect thereof.

            (b) COMPANY shall reimburse LICENSOR, not later than thirty (30) days after receiving an invoice from LICENSOR (and reasonable substantiation thereof if requested by COMPANY), for all reasonable out-of-pocket expenses incurred by LICENSOR in respect of such Patent Prosecution Activities on or after the eight (8) month anniversary of the date of this Agreement. LICENSOR shall be responsible for all expenses incurred by it in respect of such Patent Prosecution Activities prior to such eight (8) month anniversary date. Invoices shall be submitted once in respect of each calendar quarter as promptly as practicable after the end of such quarter. If COMPANY fails to promptly reimburse LICENSOR for any undisputed expenses for Patent Prosecution Activities respecting any patent application or issued patent assigned solely to LICENSOR within the time allowed therefor, upon at least thirty (30) days' prior notice to COMPANY, such patent application or issued patent shall not be considered a

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Licensed Patent and LICENSOR shall be free, at its election, to abandon or maintain the prosecution of such patent application or issued patent or grant rights to such patent application or issued patent to third parties.

            (c) COMPANY reserves the right to terminate its obligations pursuant to Section 7.1 with respect to any patent application or patent included in the Licensed Patents in any country or countries upon at least thirty (30) days' prior written notice to LICENSOR. After the date specified in such notice on which COMPANY's obligation to pay further expenses for Patent Prosecution Activities terminates, such patent application or patent, as the case may be, shall no longer be included in the Licensed Patents in those countries in which COMPANY has exercised its rights to terminate such obligations.

      7.2 LICENSED PATENTS JOINTLY ASSIGNED TO COMPANY AND LICENSOR. Any invention relating to a Licensed Compound, the invention of which under applicable patent law is attributed jointly to at least one employee of LICENSOR and at least one employee of COMPANY, shall be assigned by such employees to such LICENSOR and COMPANY. Any such jointly assigned patent, or patent application which includes claims to any Licensed Products shall be considered a Licensed Patent and subject to the terms of this Agreement. COMPANY shall be primarily responsible for all Patent Prosecution Activities pertaining to Licensed Patents jointly assigned to LICENSOR and COMPANY. COMPANY shall select patent counsel, acceptable to LICENSOR, to pursue Patent Prosecution Activities in respect of all such Licensed Patents and shall provide LICENSOR with copies of all filings and correspondence pertaining to such Patent Prosecution Activities, in a timely manner, so as to give LICENSOR an opportunity to comment thereon. COMPANY shall advise such patent counsel in writing that for purposes of such Patent Prosecution Activities, such counsel represents both COMPANY and LICENSOR. COMPANY shall further inform LICENSOR of any decision by COMPANY to discontinue any Patent Prosecution Activities in respect of any pending patent application or issued patent promptly upon reaching such decision and in any case, no less than thirty (30) days before the discontinuance thereof. COMPANY shall be solely responsible for all expenses incurred by COMPANY in prosecuting and maintaining such patents. COMPANY shall pursue Patent Prosecution Activities of such Licensed Products in those countries it deems reasonably appropriate after consultation with LICENSOR. If COMPANY fails to timely pursue Patent Prosecution Activities in respect of any patent application or issued patent jointly assigned to COMPANY and LICENSOR in any country in which LICENSOR wishes to pursue such Patent Prosecution Activities, LICENSOR shall be free at its sole expense, to continue or discontinue any or all of the Patent Prosecution Activities in respect of such patent application or issued patent in such country or grant their rights to such patent application or issued patent to third parties. Thereafter, LICENSOR's rights to such patent application and issued patent shall no longer be included in the license granted pursuant to Section 2.1 and COMPANY shall further, upon LICENSOR's request, license COMPANY's rights under such jointly assigned patents to LICENSOR or any licensees of LICENSOR, non-exclusively on a royalty free basis.

                         ARTICLE 8.  INFRINGEMENT


      8.1 THIRD PARTY INFRINGEMENT. If COMPANY or LICENSOR becomes aware of any activity that it believes infringes a Valid Claim, the party obtaining such knowledge shall promptly advise the other of all relevant facts and circumstances pertaining to the potential infringement. COMPANY shall have the right to enforce any rights within the Licensed Patents or the Licensed Technology against such infringement, at its own expense. LICENSOR shall cooperate with COMPANY in such effort, at COMPANY's expense, including being joined as a party to such action if necessary. COMPANY may deposit up to [ * ] of any running royalties and Milestone Payments which are otherwise payable to LICENSOR during the pendency of any such infringement action in an interest-bearing escrow account (bearing interest at rates comparable to other COMPANY deposits of immediately available funds). COMPANY shall, upon the final resolution or settlement of such infringement action, provide LICENSOR with an accounting of the total royalty payments and Milestone Payments escrowed (and interest thereon) and COMPANY's expenses incurred in such infringement action. COMPANY shall be entitled to offset any expenses which COMPANY fails to recoup from any damage award or settlement payments arising from such infringement action against such escrowed royalties. Any escrowed payments (and interest thereon) in excess of COMPANY's unrecouped expenses shall be immediately

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paid to LICENSOR.  Any damage award or settlement payments made to COMPANY in excess of COMPANY's expenses shall be treated as royalty bearing Sales of Licensed Products and COMPANY shall make royalty payments on such revenues in accordance with Article 3 of this Agreement.

      8.2 LICENSOR'S RIGHT TO PURSUE THIRD PARTY INFRINGERS. If COMPANY shall fail, within one hundred twenty (120) days after receiving notice from LICENSOR of a potential infringement, or providing LICENSOR with notice of such infringement, to either (a) terminate such infringement or (b) institute an action to prevent continuation thereof and, thereafter, to prosecute such action diligently, or if COMPANY notifies LICENSOR that it does not plan to terminate the infringement or institute such action, then LICENSOR shall have the right to do so at its own expense. COMPANY shall cooperate with LICENSOR in such effort, including being joined as a party to such action if necessary. LICENSOR shall be entitled to retain all damages or costs awarded to LICENSOR in such action.

               ARTICLE 9. WARRANTIES; EXCLUSION OF WARRANTIES;
                              AND INDEMNIFICATION

      9.1   WARRANTIES OF LICENSOR.

            (a) LICENSOR represents and warrants that, to the best of its knowledge:

              (i) LICENSOR has disclosed to COMPANY all potential patent rights in the control of third parties known to LICENSOR which may be needed to commercialize any Licensed Products ; and

              (ii)APPENDIX "A" is a complete list of all patents and patent applications included in the Licensed Patents as of the date hereof. LICENSOR will, from time to time during the term of this Agreement, promptly provide COMPANY, upon request, with an updated version of APPENDIX "A".

            (b) LICENSOR further represents and warrants that (i) it is the exclusive owner or, in the case of the patents and patent applications licensed pursuant to the Yale Agreement, the exclusive licensee, of all right, title and interest in the patents and patent applications identified in APPENDIX "A" as of the date hereof, subject to the rights of the U.S. Government as described in the U.S. Government Licenses; and (ii) all patents and patent applications licensed by it pursuant to the Yale Agreement are identified on APPENDIX "A". For purposes of the representation and warranty set forth in clause (i) of Subsection 9.1(a), "LICENSOR" shall mean the Inventor and any employees of EMORY who work in the technology transfer area. COMPANY acknowledges that LICENSOR has not undertaken any investigation with respect to the potential patent rights of any third party.

      9.2 WARRANTIES OF EACH PARTY. Each party hereto represents to the others that it is free to enter into this Agreement and to carry out all of the provisions hereof, including, in the case of LICENSOR, its grant to COMPANY of the license described in Section 2. 1.

      9.3 MERCHANTABILITY AND EXCLUSION OF WARRANTIES. COMPANY possesses the necessary expertise and skill in the technical areas pertaining to the Licensed Patents, Licensed Products and Licensed Technology to make, and has made, its own evaluation of the capabilities, safety, utility and commercial application of the Licensed Patents, Licensed Products and Licensed Technology. ACCORDINGLY, EXCEPT AS SET FORTH IN SECTIONS 9.1 AND 9.2, LICENSOR DOES NOT MAKE ANY REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO THE VALIDITY OF LICENSED PATENTS, LICENSED TECHNOLOGY OR LICENSED PRODUCTS AND EXPRESSLY DISCLAIMS ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ANY OTHER IMPLIED WARRANTIES WITH RESPECT TO THE CAPABILITIES, SAFETY, UTILITY, OR COMMERCIAL APPLICATION OF THE LICENSED PATENTS, LICENSED TECHNOLOGY OR LICENSED PRODUCTS.

      9.4 NO LIABILITY FOR CONSEQUENTIAL DAMAGES AND LIMITATION OF Liability. LICENSOR shall not be liable to COMPANY or COMPANY's Affiliates, customers or sublicensees for compensatory, special, incidental, indirect, consequential or exemplary damages resulting from the manufacture, testing, design, labeling, use or sale of Licensed Products by or through COMPANY, its Affiliates or sublicensees. This Section shall not affect COMPANY's rights hereunder to any credit or royalty reduction explicitly permitted elsewhere herein.


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



      9.5 INDEMNIFICATION. (a) COMPANY shall defend, indemnify, and hold harmless the Indemnitees, from and against any and all claims, demands, loss, liability, expense, or damage (including investigative costs, court costs and reasonable attorneys' fees) Indemnitees may suffer, pay, or incur as a result of claims, demands or actions against any of the Indemnitees arising or alleged to arise by reason of, or in connection with, any and all personal injury (including death) and property damage caused or contributed to, in whole or in part, by manufacture, testing, design, use, Sale, or labeling of any Licensed Products by COMPANY or COMPANY's Affiliates, contractors, agents or sublicensees. COMPANY's obligations under this Article shall survive the expiration or termination of this Agreement for any reason.

      (b) LICENSOR shall indemnify and hold Indemnitees harmless from and against any and all claims, demands, loss, liability, expense or damage (including investigative costs, court costs and reasonable attorneys' fees) Indemnitees may suffer, pay or incur as a result of claims, demands or actions against any of the Indemnitees arising by reason of, or in connection with, the breach by LICENSOR of any of their representations and warranties set forth in this Agreement.

      9.6 INSURANCE. Without limiting COMPANY's indemnity obligations under the preceding Section, COMPANY shall, to the extent available at commercially reasonable rates and prior to any clinical trial or Sale of any Licensed Product, cause to be in force, an [ * ] insurance policy which:

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            (a)   insures LICENSOR and its Indemnitees for all claims, damages, and actions mentioned in Section 9.5(a) of this Agreement; and

            (b) requires the insurance carrier to provide LICENSOR with no less than [ * ] written notice of any change in the terms or coverage of the policy or its cancellation; and

            (c) provides Indemnitees product liability coverage in an amount no less than [ * ] per occurrence for bodily injury and [ * ] per occurrence for property damage, subject to a reasonable aggregate amount, as determined by COMPANY.

      9.7   NOTICE OF CLAIMS; INDEMNIFICATION PROCEDURES.

            (a) COMPANY shall promptly notify LICENSOR of all claims involving the Indemnitees for which indemnification is or may be provided in Section 9.5(a) and shall advise LICENSOR of the policy amounts that might be needed to defend and pay any such claims.

            (b) An Indemnitee which intends to claim indemnification under this Article shall promptly notify the other party (the "Indemnitor") in writing of any matter in respect of which the Indemnitee or any of its employees or agents intend to claim such indemnification. The Indemnitee shall permit, and shall cause its employees and agents to permit, the Indemnitor, at its discretion, to settle any such matter and agrees to the complete control of such defense or settlement by the Indemnitor; provided, however, that such settlement does not adversely affect the Indemnitee's rights

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                                        50
hereunder or impose any obligations on the Indemnitee in addition to those set forth herein in order for it to exercise such rights. No such matter shall be settled without the prior written consent of the Indemnitor and the Indemnitor shall not be responsible for any legal fees or other costs incurred other than as provided herein. The Indemnitee, its employees and agents shall cooperate fully with the Indemnitor and its legal representatives in the investigation and defense of any matter covered by the applicable indemnification. The Indemnitee shall have the right, but not the obligation, to be represented by counsel of its own selection and expense.

                       ARTICLE 10.  CONFIDENTIALITY

      10.1 TREATMENT OF CONFIDENTIAL INFORMATION. Except as otherwise provided hereunder, during the term of this Agreement and for a period of [ * ] thereafter:

            (a) COMPANY and its Affiliates and sublicensees shall retain in confidence and use only for purposes of this Agreement, any written information and data supplied by LICENSOR to COMPANY under this Agreement; and

            (b) LICENSOR shall retain in confidence and use only for purposes of this Agreement any written information and data supplied by COMPANY or on behalf of COMPANY to LICENSOR under this Agreement.

      For purposes of this Agreement, all such information and data which a party is obligated to retain in confidence shall be called "Information."

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



      10.2 RIGHT TO DISCLOSE. To the extent that it is reasonably necessary to fulfill its obligations or exercise its rights under this Agreement, or any rights which survive termination or expiration hereof, each party may disclose Information to its Affiliates, sublicensees, consultants, outside contractors, actual or prospective investors, governmental regulatory authorities and clinical investigators on condition that such entities or persons agree:

            (a) to keep the Information confidential for a [ * ] time period and to the same extent as each party is required to keep the Information confidential; and

            (b) to use the Information only for such purposes as such parties are authorized to use the Information.

      Each party or its Affiliates or sublicensees may disclose Information to the government or other regulatory authorities to the extent that such disclosure (i) is necessary for the prosecution and enforcement of patents, or authorizations to conduct clinical trials or commercially market Licensed Products, provided such party is then otherwise entitled to engage in such activities during the term of this Agreement or thereafter in accordance with the provisions of this Agreement, or (ii) is legally required.

      10.3 RELEASE FROM RESTRICTIONS. The obligation not to disclose Information shall not apply to any part of such Information that:

            (a) is or becomes patented, published or otherwise part of the public domain, other than by unauthorized acts of the party obligated not to disclose such

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



Information (for purposes of this Article 10 the "receiving party") or its Affiliates or sublicensees in contravention of this Agreement; or

            (b) is disclosed to the receiving party or its Affiliates or sublicensees by a third party provided that such Information was not obtained by such third party directly or indirectly from the other party to this Agreement; or

            (c) prior to disclosure under this Agreement, was already in the possession of the receiving party, its Affiliates or sublicensees, provided that such Information was not obtained directly or indirectly from the other party to this Agreement; or

            (d) results from research and development by the receiving party or its Affiliates or sublicensees, independent of disclosures from the other party of this Agreement, provided that the persons developing such information have not had exposure to the information received from the other party to this Agreement; or

            (e) is required by law to be disclosed by the receiving party, provided that the receiving party uses reasonable efforts to notify the other party immediately upon learning of such requirement in order to give the other party reasonable opportunity to oppose such requirement; or

            (f)   COMPANY and LICENSOR agree in writing may be disclosed.


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



                     ARTICLE 11.  TERM AND TERMINATION

      11.1 TERM. Unless sooner terminated as otherwise provided in this Agreement, the term of this Agreement shall commence on the date of this Agreement and shall continue in full force and effect until the expiration of
(a) the last to expire Valid Claim or (b) COMPANY's obligations to pay royalties hereunder, whichever is last to occur.

      11.2 TERMINATION. LICENSOR shall have the right to terminate this Agreement upon the occurrence of any one or more of the following events, provided that LICENSOR has given COMPANY the notice required in Section 11.3 and COMPANY has failed to cure the breach described in such notice:

            (a) failure of COMPANY to make any payment required pursuant to this Agreement when due; or

            (b) failure of COMPANY to timely issue COMPANY stock to LICENSOR or certain Inventors as designated by LICENSOR in accordance with the certain Restricted Stock Purchase Agreement between LICENSOR and COMPANY of even date herewith; or

            (c) failure of COMPANY to render reports to LICENSOR as required by this Agreement; or

            (d) the institution of any proceeding by COMPANY under any bankruptcy, insolvency, or moratorium law; or

            (e) any assignment by COMPANY of substantially all of its assets for the benefit of creditors; or




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



            (f) placement of COMPANY's assets in the hands of a trustee or a receiver unless the receivership or trust is dissolved within thirty (30) days thereafter and provided that in the case of in involuntary bankruptcy proceeding, which is contested by COMPANY, such termination shall not become effective until the bankruptcy court of jurisdiction has entered an order upholding the petition; or

            (g) a decision by COMPANY or COMPANY's permitted assignee of rights under this Agreement to quit the business of developing or selling Licensed Products; or

            (h) the breach by COMPANY of any other material term of this Agreement.

      11.3 EXERCISE. LICENSOR may exercise its right of termination by giving COMPANY, its trustees, receivers or assigns, thirty (30) days' prior written notice of LICENSOR's election to terminate. Such notice shall include the basis for such termination. Upon the expiration of such period, this Agreement shall automatically terminate unless COMPANY has cured the breach. Such notice and termination shall not prejudice LICENSOR's right to receive royalties or other sums due hereunder and shall not prejudice any cause of action or claim of LICENSOR.

      11.4 FAILURE TO ENFORCE. The failure of LICENSOR, at any time, or for any period of time, to enforce any of the provisions of this Agreement, shall not be construed as a waiver of such provisions or as a waiver of the right of LICENSOR thereafter to enforce each and every such provision of this Agreement.

      11.5 TERMINATION BY COMPANY. COMPANY shall have the right to terminate this Agreement upon the occurrence of either of the following events:

            (a)   the breach of a material term of this Agreement by LICENSOR;
or

            (b) upon COMPANY's convenience and written notice of such termination given to LICENSOR at least ninety (90) days prior to the date of such termination. The termination right set forth in this Subsection 11.5(b) may be exercised by COMPANY in respect of either or both Major Indications in the entire Licensed Territory or one or more countries of the Licensed Territory without affecting this Agreement in the remaining countries of the Licensed Territory.

      11.6 EXERCISE. COMPANY may exercise its right of termination pursuant to Section 11.5(a) by giving LICENSOR thirty (30) days' prior written notice of COMPANY's election to terminate. The notice shall include the basis for such termination. Upon the expiration of such period, this Agreement shall automatically terminate unless LICENSOR has cured the breach. Such notice of termination shall not prejudice any cause of action or claim of COMPANY accrued or to accrue on account of any breach or default by LICENSOR.

      11.7 EFFECT. If this Agreement is terminated as a result of COMPANY's breach pursuant to Section 11.2, or is terminated in whole or in part (but only with respect to that part with respect to which termination occurs) in accordance with Section 11.5(b): (a) COMPANY shall use its best efforts to return, or at LICENSOR's direction, destroy, all data, writings and other documents and tangible materials supplied to COMPANY by

LICENSOR if the Agreement is terminated in whole; and (b) COMPANY shall further, upon LICENSOR's request and with no need for additional consideration, grant LICENSOR a non-exclusive, royalty free license (with the right to sublicense) to all of COMPANY's rights in any Licensed Patents and other patents owned by, licensed to (to the extent sublicensing is permissible and subject to the terms thereof, including any royalty obligations) or controlled by COMPANY which include claims covering or potentially covering the manufacture, use or sale of any Licensed Products, or derivatives or analogues thereof. COMPANY shall further provide LICENSOR with full and complete copies of all toxicity, efficacy, and other data generated by COMPANY or COMPANY's Affiliates, sublicensees, contractors or agents in the course of COMPANY's efforts to develop Licensed Products or obtain governmental approval for the Sale of Licensed Products, including but not limited to any IND, NDA or other documents filed with any government agency. LICENSOR and its licensees shall be authorized to cross-reference any such IND, NDA or other filings made in the United States or foreign countries where permitted by law. LICENSOR shall be authorized to provide data pertaining to the Licensed Patents and Licensed Technology to any third party with a bona fide interest in licensing such technology. Such data shall be provided on a confidential basis; provided, however, that if such third party concludes a license with LICENSOR, such third party shall be free to use such data for all purposes, including to obtain government approvals to sell any product containing any Licensed Compound. COMPANY shall cooperate reasonably (at no unreimbursed expense to

COMPANY) with any third party licensee of LICENSOR in pursuing governmental approval to sell any product containing any Licensed Compound, including but not limited to, permitting such third parties to cross-reference any NDA filed with the FDA or Registration obtained from the FDA or analogous documents filed or obtained in any foreign countries.

                          ARTICLE 12.  ASSIGNMENT

      COMPANY shall not assign this Agreement or any part thereof without the prior written consent of LICENSOR, which consent shall not be unreasonably withheld or delayed. COMPANY may, however, without consent, assign or sell its rights under this Agreement (a) in connection with the transfer or sale of substantially its entire business to which this Agreement pertains, (b) in the event of its merger or consolidation with another company, or (c) to an Affiliate. Any permitted assignee shall assume all obligations of its assignor under this Agreement. No assignment shall relieve any party of responsibility for the performance of any accrued obligation which such party has under this Agreement. Any assignee of this Agreement shall assume all accrued and prospective obligations including but not limited to those set forth in Articles 6 and 7. Any such assignee shall further, within sixty
(60) days of becoming the assignee of rights hereunder, meet with LICENSOR's representatives , to discuss such assignee's plans for the future development of the Licensed Products. If such assignee determines that it does not wish to continue the development or marketing obligations required under this Agreement or otherwise attempt to sublicense its rights, then such assignee shall immediately terminate this Agreement; provided, however, that any sublicense must be consummated no later than one hundred and eighty (180) days from the effective date of the assignment to such assignee. Any such termination shall be treated as a termination under Subsection 11.5(b).

                ARTICLE 13.  TRANSFER OF LICENSED TECHNOLOGY

      Within sixty (60) days following the date hereof and as far as it has not previously done so, LICENSOR shall supply COMPANY with all available Licensed Technology. With respect to any Licensed Technology which becomes known to LICENSOR during the term of this Agreement, such disclosure will be made at least semi-annually or sooner, if practicable.

                  ARTICLE 14, REGISTRATION OF LISCENSE

      COMPANY, at its expense, may register the license granted under this Agreement in any country of the Licensed Territory where the use, sale or manufacture of a Licensed Product in such country would be covered by a Valid Claim. Upon request by COMPANY, LICENSOR agrees promptly to execute any "short form" licenses submitted to it by COMPANY in order to effect the foregoing registration in such country.

        ARTICLE 15. NOTIFICATION AND AUTHORIZATION UNDER DRUG PRICE COMPETITION AND PATENT TERM RESTORATION ACT

      15.1 NOTICES RELATING TO THE ACT. LICENSOR shall use its best efforts to notify COMPANY of (a) the issuance of each U.S. patent included among the Licensed Patents, giving the date of issue and patent number for each such patent; and (b) each notice pertaining to any patent included among the Licensed Patents which LICENSOR receives as patent owner pursuant to the Drug Price Competition and Patent Term Restoration Act of 1984 (hereinafter the "Act"), including but not necessarily limited to notices pursuant to Sections 101 and 103 of th ACT From persons who have filed an abbreviated NDA ("ANDA") of a "paper" NDA. Such notices shall be given promptly, but in any event within ten (10) days of LICENSOR's notice of each such patent's date of issue or receipt of each such notice pursuant to the Act, whichever is applicable.

      15.2 AUTHORIZATION RELATING TO PATENT TERM EXTENSION. LICENSOR hereby authorizes COMPANY (a) to include in any NDA for a Licensed Product, as COMPANY may deem appropriate under the Act, a list of patents included among the Licensed Patents that relate to such Licensed Product and such other information as COMPANY in its reasonable discretion believes is appropriate to be filed pursuant to the Act; (b) to commence suit for any infringement of the Licensed pursuant to Sections 101 and 103 of the Act from persons Patents under Section the submission by a third party of an IND or a paper NDA for a Licensed Product 271(e) (2) of Title 35 of the United States Code occasioned by pursuant to (which consent will not be unreasonably withheld or delayed), to exercise any rights that may be exercisable by LICENSOR as patent owner under the Act to apply for an extension of the term of any patent included among the Licensed Patents. In the event that applicable law in any other country of the Licensed Territory hereafter provides for the extension of the term of any patent included among the Licensed Patents in such country, upon request by COMPANY,

LICENSOR shall use its best efforts to obtain such extension or, in lieu thereof, shall authorize COMPANY or, if requested by COMPANY or its sublicensees to apply for such extension, in consultation with LICENSOR. LICENSOR agrees to cooperate with COMPANY or its sublicensees, as applicable, in the exercise of the authorization granted herein or which may be granted pursuant to this
Section 15.2 and will execute such documents and take such additional action as COMPANY may reasonably request in connection therewith, including, if necessary, permitting itself to be joined as a proper party in any suit for infringement brought by COMPANY under subsection (b) above. The provisions of Article 8 shall apply to any suit for infringement brought by COMPANY under subsection (b) above. In the event COMPANY decides not to commence suit for infringement under subsection (b) above, COMPANY will notify LICENSOR of its decision within thirty
(30) days so that LICENSOR may institute such litigation itself, if it wishes, at its own cost and expense.

                        ARTICLE 16.  MISCELLANEOUS

      16.1 ARBITRATION. Any controversy, claim or dispute regarding (a) COMPANY's failure to meet its diligence obligations in accordance with Article 6 of this Agreement, including, without limitation, any dispute concerning the scope of this arbitration clause or (b) the size of any royalty reduction pursuant to Subsection 3.9(b), shall be resolved through arbitration conducted under the auspices of the American Arbitration Association pursuant to that organization's rules for commercial arbitration. Any hearings requested by COMPANY shall be held in Atlanta, Georgia. Any hearings requested by LICENSOR shall be held in Durham, North Carolina.

      16.2 EXPORT CONTROLS. COMPANY acknowledges that LICENSOR is subject to United States laws and regulations controlling the export of technical data, biological materials, chemical compositions and other commodities and that LICENSOR's obligations under this Agreement are contingent upon compliance with applicable United States export laws and regulations. The transfer of technical data, biological materials, chemical compositions and commodities may require a license from the cognizant agency of the United States government or written assurances by COMPANY that COMPANY shall not export data or commodities to certain foreign countries without the prior approval of certain United States agencies, or as otherwise prescribed by applicable law or regulation. LICENSOR neither represents that an export license shall not be required nor that, if required, such export license shall issue.

      16.3 LEGAL COMPLIANCE. COMPANY shall comply with all laws and regulations relating to its manufacture, use, sale, labeling or distribution of Licensed Products and shall not take any action which would cause LICENSOR or COMPANY to violate any laws or regulations.

      16.4 INDEPENDENT CONTRACTOR. COMPANY's relationship to LICENSOR shall be that of a licensee only. COMPANY shall not be the agent of LICENSOR and shall have no authority to act for, or on behalf of, LICENSOR in any matter. Persons retained by COMPANY as employees or agents shall not, by reason thereof, be deemed to be employees or agents of LICENSOR.

      16.5 PATENT MARKING. COMPANY shall mark Licensed Products Sold in the United States with United States patent numbers. Licensed Products manufactured or Sold in other countries shall be marked in compliance with the intellectual property laws in force in such countries. The foregoing obligations shall be subject to size and space limitations.

      16.6 USE OF NAMES. COMPANY shall obtain the prior written approval of LICENSOR prior to making use for any commercial purpose of the name of any of the Inventors, any employee of the LICENSOR, except that COMPANY may identify LICENSOR to prospective investors and in public announcements relating to consummation of this Agreement.

      16.7 EFFECT. This Agreement shall not become effective or binding upon the parties until signed by LICENSOR's Executive Vice President and the President or any other authorized officer of COMPANY.

      16.8 GOVERNING LAW. This Agreement and all amendments, modifications, alterations, or supplements hereto, and the rights of the parties hereunder, shall be construed under and governed by the laws of the State of Georgia and the United States of America.

      16.9 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between LICENSOR and COMPANY with respect to the subject matter hereof and shall not be modified, amended or terminated, except as herein provided or except by another agreement in writing executed by the parties hereto.

      16.10 SURVIVAL. Articles 9 and 10 shall survive termination of this Agreement for any reason. Section 11.7 shall survive termination pursuant to
Section 11.2 or 11.5(b). Upon expiration of this Agreement, COMPANY shall have a fully paid up license to use the Licensed Technology.

      16.11 SEVERABILITY. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary so that they will not render this Agreement illegal, invalid or unenforceable. If any provision or portion of any provision of this Agreement, not essential to the commercial purpose of this Agreement, shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining provisions or portions thereof shall constitute their agreement with respect to the subject matter hereof, and all such remaining provisions, or portions thereof, shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which shall implement the commercial purpose of the illegal, invalid, or unenforceable provision. In the event that any provision essential to the commercial purpose of this Agreement is held to be illegal, invalid or unenforceable and cannot be replaced by a valid provision which will implement the commercial purpose of this Agreement, this Agreement and the rights granted herein shall terminate.

      16.12 FORCE MAJEURE. Any delays in, or failure of performance of any party to this Agreement, shall not constitute a default hereunder, or give rise to any claim for damages, if and to the extent caused by occurrences beyond the control of the party affected, including, but not limited to, acts of God, strikes or other concerted acts of workmen, civil disturbances, fires, floods, explosions, riots, war, rebellion, sabotage, acts of governmental authority or failure of governmental authority to issue licenses or approvals which may be required.

      16.13 ATTORNEYS' FEES.  If any action at law, in equity or under
Section 16.1 of this Agreement is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which the party may be entitled.

      16.14 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                           ARTICLE 17.  NOTICES

      17.1 NOTICES. All notices, statements, and reports required to be given under this Agreement shall be in writing and shall be deemed to have been given upon delivery in person or, when deposited (a) in the mail in the country of residence of the party giving the notice, registered or certified postage prepaid or (b) with a professional courier service (e.g. FedEx or UPS), and addressed as follows:

      To LICENSOR:            Emory University
                              Director of Licensing and Patent Counsel
                              2009 Ridgewood Drive
                              Atlanta, Georgia 30322
                              Attention:  Vincent La Terza

      With an Informational
      Copy to:                Emory University
                              Office of the Vice President and
                              General Counsel
                              401 Administration Building
                              Atlanta, Georgia 30322
                              Attention:  Joseph Crooks, Esq.

      To COMPANY:             Triangle Pharmaceuticals Inc.
                              4 University Place
                              4611 University Drive
                              Durham, NC 27707
                              Attention:  Company Secretary

Any party hereto may change the address to which notices to such party are to be sent by giving notice to the other party at the address and in the manner provided above. Any notice may be given, in addition to the manner set forth above, by telex, facsimile or cable, provided that the party giving such notice obtains acknowledgment by telex, facsimile or cable that such notice has been received by the party to be notified. Notice made in this manner shall be deemed to have been given when such acknowledgment has been transmitted.

      17.2 ADDITIONAL PROVISIONS. Each party shall use reasonable efforts to give any material notice hereunder by use of a professional courier service, provided, that failure to do so shall have no effect if such notice is given in any other manner prescribed by Subsection 17.1. COMPANY shall use reasonable efforts to provide an informational copy of any notice to LICENSOR's Office of the Vice President and General Counsel as set forth in Subsection 17.1, provided, that failure to do so shall have no effect if such notice is given to LICENSOR as otherwise prescribed in Subsection 17.1.
              [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK].

      IN WITNESS WHEREOF, LICENSOR and COMPANY have caused this Agreement to be signed by their duly authorized representatives, under seal, as of the day and year indicated below.
                        LICENSOR:
                        EMORY UNIVERSITY

                        By: /s/ John Temple
                           ------------------------------------
                              John Temple
                              Executive Vice President

                        COMPANY:
                        TRIANGLE PHARMACEUTICALS, INC.


                        By: /s/ David Barry
                           ---------------------------------------
                              Name:
                              Title:



                  [SIGNATURE PAGE FOR FTC LICENSE AGREEMENT]


                                                            APPENDIX "A"

                                                    FTC APPLICATIONS AND PATENTS
                                                    ----------------------------

Docket No.                 Country           Serial No.             Filed            Patent No.          Grant Date
----------                 -------           ----------             -----            ----------          ----------

EMU104                      U.S.             07/473,318           02/01/90            5,204,466           04/20/93

  [ * ]                          [ * ]                   [ * ]                   [ * ]

EMU105CIP                   U.S.             07/659,760           02/22/91            5,210,085           05/11/93


  [ * ]                          [ * ]                   [ * ]                   [ * ]

  [ * ]                          [ * ]                   [ * ]                   [ * ]

  [ * ]                          [ * ]                   [ * ]                   [ * ]

  [ * ]                          [ * ]                   [ * ]                   [ * ]

  [ * ]                          [ * ]                   [ * ]                   [ * ]

  [ * ]                          [ * ]                   [ * ]                   [ * ]

  [ * ]                          [ * ]                   [ * ]                   [ * ]

  [ * ]                          [ * ]                   [ * ]                   [ * ]

  [ * ]                          [ * ]                   [ * ]                   [ * ]

  [ * ]                          [ * ]                   [ * ]                   [ * ]

  [ * ]                          [ * ]                   [ * ]                   [ * ]

  [ * ]                          [ * ]                   [ * ]                   [ * ]

  [ * ]                          [ * ]                   [ * ]                   [ * ]



* Confidential Treatment Requested

                                                                    APPENDIX "A"
                                                                     page 2 of 3


                                                    FTC APPLICATIONS AND PATENTS
                                                    ----------------------------

                                                               FOREIGN
                                                               -------

Docket No.          Country             Serial No.               Filing Date         Patent No.          Issue Date
----------          -------             ----------               -----------         ----------          ----------

EMU104              PCT                 PCT/US91/00685           07/31/91            Publ. No.          Publ. Date
                                                                                     WO 91/11186         08/08/91

                    Australia           73004/91                 07/31/91            658136

                    Barbados            81/219                   07/31/91            81/219

                    Bulgaria            96717                    07/31/91

                    Canada              2,075,189                07/31/91

                    Europe              91904454.5               07/31/91

                                        provisional protection under Article 67(3) in Germany, Belgium,
                                        Austria, France, Luxembourg, Spain, Greece, Sweden, Denmark,
                                        Switzerland, Italy and the Netherlands

                    Finland             923446                   07/31/91

                    Hungary             P9202496                 07/31/91

                    Hungary             P/P 00581                                    211.300

                    Japan               3-504897                 07/31/91

                    Korea               92-701845                07/31/91

                    Malawi              49/92                                        MW 49/92            12/12/94

                    Monaco              PV PCT/US91              07/31/91            93 2233             02/23/93
                                        /006
                    Norway              P923014

                    Romania             1256/310792                                  108564

                    Russia              92016627.04              07/31/91

                    Sri Lanka                                                        10414               01/29/93

EMU108              PCT                 PCT/US92/01339           2/20/92             WO92/14743          9/3/92

                    Australia           15617/92                 2/20/92             665187

                    Australia           37943/95                 11/20/95

                    Brazil              9205661                  2/20/92

                    Bulgaria            980621                   2/20/92

                    Canada              2,104,399                2/20/92

                    China               92101981.5               2/20/92

                    China               95109814.4               2/22/92

                    Czechoslovakia      PV-0497-92               2/20/92

                    Europe              92908027.3               2/20/92

                    Finland             933684                   2/20/92

                    Hungary             P-93 02377               2/20/92

                    Hungary             P/P00510                 6/30/95             211.344

                    Indonesia           P-002339                 2/22/92

                    Ireland             920545                   7/21/92

                                                                    APPENDIX "A"
                                                                     page 3 of 3

Docket No.             Country               Serial No.                 Filing Date         Patent No.          Issue Date
----------             -------               ----------                 -----------         ----------          ----------

EMU108                 Israel                100965                     2/17/92

                       Japan                 4-507549                   2/20/92

                       Malaysia              PI 9200287                 2/21/92

                       Mexico                92200747                   2/21/92

                       New Zealand           241625                     2/17/92

                       New Zealand           250842                     2/17/92

                       Nigeria               RP 48/92                   2/21/92

                       Norway                P932980                    2/20/92

                       Pakistan              79/92                      2/25/92             79/92               3/28/94

                       Philippines           43955                      2/20/92

                       Poland                P300471                    2/20/92

                       Poland                310211                     8/1/95

                       Portugal              100151                     2/21/92

                       Republic of
                       Korea                 93-702516                  2/20/92

                       Romania               93-01137                   2/20/92

                       Russia                93058540.04                2/20/92

                       South Africa          92/1251                    7/20/92             92/1251             10/27/93

                       Taiwan                81101183                   2/18/92

                       Thailand              015518                     2/18/92


                                  APPENDIX "B"                       page 1 of 6

                     LICENSE TO THE UNITED STATES GOVERNMENT
                     ---------------------------------------


This instrument confers to the United States Government, as represented by the Department of Health and Human Services, a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced on its behalf throughout the world the following subject invention. This license will extend to all divisionals or continuations of the patent application and all patents or reissues which may be granted thereon:

Invention Title:    Method and Compositions for [ * ]


Inventors:          Dr. Dennis Liotta
                    Dr. Woo Baeg Choi

Patent Application

     Serial No.:    [ * ]


     Filing Date:   [ * ]

Country, if other
than the United States:  [ * ]





This subject invention was conceived or first actually reduced to practice in performance of a government-funded project, National Institutes of Health Grant/Contract [ * ]. Principal rights to this subject invention have been left with the Licensor, Emory University, subject to the provisions of 37 CFR 401 and 45 CFR 8.

Signed: /s/ Ann R. Stevens                                Date:  6/4/93
       ---------------------------------------                   ---------------

Typed Name:  Ann R. Stevens, Ph.D.

Title:  Associate Vice President for Research

Accepted on behalf of Government:

                                                          Date:
---------------------------------------------                    ---------------

* Confidential Treatment Requested

                                                                    APPENDIX "B"
                                                                     page 2 of 6

                     LICENSE TO THE UNITED STATES GOVERNMENT
                     ---------------------------------------


This instrument confers to the United States Government, as represented by the Department of Health and Human Services, a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced on its behalf throughout the world the following subject invention. This license will extend to all divisionals or continuations of the patent application and all patents or reissues which may be granted thereon:

Invention Title:    Method of [ * ] and [ * ] of [ * ]


Inventors:          Dr. Dennis Liotta
                    Dr. Raymond Schinazi
                    Dr. Woo Baeg Choi

Patent Application

     Serial No.:    [ * ]

     Filing Date:   [ * ]

     Country, if other
than the United States:

This subject invention was conceived or first actually reduced to practice in performance of a government-funded project, National Institutes of Health Grant/Contract [ * ]. Principal rights to this subject invention have been left with the Licensor, Emory University, subject to the provisions of 37 CFR 401 and 45 CFR 8.

Signed: /s/ Ann R. Stevens                                Date:  6/4/93
       ---------------------------------------                   ---------------

Typed Name:  Ann R. Stevens, Ph.D.

Title:  Associate Vice President for Research

Accepted on behalf of Government:


                                                           Date:
       ---------------------------------------                   ---------------

* Confidential Treatment Requested

                                                                    APPENDIX "B"
                                                                     page 3 of 6

                     LICENSE TO THE UNITED STATES GOVERNMENT
                     ---------------------------------------


This instrument confers to the United States Government, as represented by the Department of Health and Human Services, a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced on its behalf throughout the world the following subject invention. This license will extend to all divisionals or continuations of the patent application and all patents or reissues which may be granted thereon:

Invention Title:    Method for [ * ] and [ * ]


Inventors:          Dr. Dennis Liotta
                    Dr. Raymond Schinazi
                    Dr. Woo Baeg Choi

Patent Application

     Serial No.:    [ * ]

     Filing Date:   [ * ]

     Patent No.:    [ * ]

     Issue Date:    May 11, 1993

Country, if other
than the United States:  [ * ]


This subject invention was conceived or first actually reduced to practice in performance of a government-funded project, National Institutes of Health Grant/Contract [ * ]. Principal rights to this subject invention have been left with the Licensor, Emory University, subject to the provisions of 37 CFR 401 and 45 CFR 8.

Signed: /s/ Ann R. Stevens                                Date:  6/4/93
       ---------------------------------------                   ---------------

Typed Name:  Ann R. Stevens, Ph.D.

Title:  Associate Vice President for Research

Accepted on behalf of Government:


                                                           Date:
       ---------------------------------------                   ---------------

[ * ]

* Confidential Treatment Requested

                                                                    APPENDIX "B"
                                                                     page 4 of 6

                     LICENSE TO THE UNITED STATES GOVERNMENT
                     ---------------------------------------


This instrument confers to the United States Government, as represented by the Department of Health and Human Services, a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced on its behalf throughout the world the following subject invention. This license will extend to all divisionals or continuations of the patent application and all patents or reissues which may be granted thereon:

Invention Title:    Method of [ * ] and [ * ]


Inventors:          Dr. Dennis Liotta
                    Dr. Raymond Schinazi
                    Dr. Woo Baeg Choi

Patent Application

     Serial No.:    [ * ]

     Filing Date:   [ * ]

Country, if other
than the United States:

This subject invention was conceived or first actually reduced to practice in performance of a government-funded project, National Institutes of Health Grant/Contract [ * ]. Principal rights to this subject invention have been left with the Licensor, Emory University, subject to the provisions of 37 CFR 401 and 45 CFR 8.

Signed: /s/ Vincent La Terza                              Date:  12/27/95
       ---------------------------------------                   ---------------

Typed Name:  Vincent La Terza

Title:  Director of Licensing and Patent Counsel

Accepted on behalf of Government:


                                                           Date:
       ---------------------------------------                   ---------------

* Confidential Treatment Requested

                                                                    APPENDIX "B"
                                                                     page 5 of 6

                     LICENSE TO THE UNITED STATES GOVERNMENT
                     ---------------------------------------


This instrument confers to the United States Government, as represented by the Department of Health and Human Services, a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced on its behalf throughout the world the following subject invention. This license will extend to all divisionals or continuations of the patent application and all patents or reissues which may be granted thereon:

Invention Title:    Method of [ * ] and [ * ]


Inventors:          Dr. Dennis Liotta
                    Dr. Raymond Schinazi
                    Dr. Woo Baeg Choi

Patent Application

     Serial No.:    [ * ]

     Filing Date:   [ * ]

     Country, if other
than the United States:

This subject invention was conceived or first actually reduced to practice in performance of a government-funded project, National Institutes of Health Grant/Contract [ * ]. Principal rights to this subject invention have been left with the Licensor, Emory University, subject to the provisions of 37 CFR 401 and 45 CFR 8.

Signed: /s/ Vincent La Terza                              Date:  12/27/95
       ---------------------------------------                   ---------------

Typed Name:  Vincent La Terza

Title:  Director of Licensing and Patent Counsel

Accepted on behalf of Government:


                                                          Date:
      ---------------------------------------                    ---------------

* Confidential Treatment Requested

                                                                    APPENDIX "B"
                                                                     page 6 of 6

                     LICENSE TO THE UNITED STATES GOVERNMENT
                     ---------------------------------------


This instrument confers to the United States Government, as represented by the Department of Health and Human Services, a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced on its behalf throughout the world the following subject invention. This license will extend to all divisionals or continuations of the patent application and all patents or reissues which may be granted thereon:

Invention Title:    [ * ] and [ * ] of [ * ]


Inventors:          Dr. Dennis Liotta
                    Dr. Raymond Schinazi
                    Dr. Woo Baeg Choi

Patent Application

     Serial No.:    [ * ]

     Filing Date:   [ * ]

     Country, if other
than the United States:

This subject invention was conceived or first actually reduced to practice in performance of a government-funded project, National Institutes of Health Grant/Contract [ * ]. Principal rights to this subject invention have been left with the Licensor, Emory University, subject to the provisions of 37 CFR 401 and 45 CFR 8.

Signed: /s/ Vincent La Terza                              Date:  4/11/96
      ---------------------------------------                    ---------------

Typed Name:  Vincent La Terza

Title:  Director of Licensing and Patent Counsel

Accepted on behalf of Government:


                                                          Date:
      ---------------------------------------                    ---------------


* Confidential Treatment Requested